Exhibit 21 to Buckhead America Corporation
                                    December 31, 1996 Form 10-KSB


                          BUCKHEAD AMERICA CORPORATION
                            (A Delaware Corporation)

                              SUBSIDIARY COMPANIES
                             As of December 31, 1996


                              Delaware Corporations
                              ---------------------

                               BLM Virginia, Inc.
                                 BLM Prime, Inc.
                            CHI - Sandy Springs, Inc.
                                   BLM-I, Inc.
                           BAC Hotel Management, Inc.
                             BLM CMO Holdings, Inc.
                              BLM EB Orlando, Inc.
                                  BLM EB, Inc.
                               BLM EB Miami, Inc.
                              BLM EB Daytona, Inc.
                                   BLM-F, Inc.
                                  BLM-RH, Inc.
                                  BLM-RF, Inc.
                              BAC Franchising Inc.


                                 Delaware Trust
                                 --------------

                             Days Inn Mortgage Trust


                                Texas Corportion
                                ----------------

                         Country Hearth Inns/Texas, Inc.


                               Georgia Corporation
                               -------------------

                       Country Hearth Inns - Dalton, Inc.


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